EXHIBIT 4.28

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE.  THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  THE SHARES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

[_________]  Warrants

REGEN BIOLOGICS, INC.
WARRANT CERTIFICATE

Warrant to Purchase
Preferred or Common Stock

Date of Issue:  October 15, 2007

This warrant certificate ("Warrant Certificate") certifies that for value received ________________ or registered assigns (the "Holder") is the owner of the warrant specified above (the “Warrant”), which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined) (i) up to _______________ fully paid and non-assessable shares of Series D Convertible Preferred Stock, $0.01 par value ("Preferred Stock"), of ReGen Biologics, Inc., a Delaware corporation (the "Company"), or (ii) after the Mandatory Conversion (as hereinafter defined) of the Preferred Stock, up to _______________ fully paid and non-assessable shares of Common Stock, $0.01 par value ("Common Stock"), of ReGen Biologics, Inc., a Delaware corporation (the "Company"), at the Exercise Price (as defined herein).  “Mandatory Conversion” means the conversion of the Preferred Stock pursuant to Paragraph 7(a) of the Certificate of Designations, Preferences and Rights in the form attached hereto as Exhibit A.

Warrant; Exercise Price

This Warrant shall entitle the Holder to purchase up to (i) ________ shares of Preferred Stock of the Company and the purchase price payable upon exercise of the Warrants shall initially be $45.00 per share of Preferred Stock, subject to adjustment as hereinafter provided (as may be adjusted from time to time, the "Preferred Exercise Price") or, (ii) after the Mandatory Conversion of the Preferred Stock, ______ shares of Common Stock of the Company and the purchase price payable upon exercise of the Warrants shall initially be $0.45 per share of Common Stock, subject to adjustment as hereinafter provided (as may be adjusted from time to time, the "Common Exercise Price" and together with the Preferred Exercise Price, the “Exercise Price”).  The Exercise Price and number of shares of Preferred Stock or, after the Mandatory Conversion, Common Stock, issuable upon exercise of this Warrant are subject to adjustment as provided in Article 6.

Exercise; Expiration Date

1.1           This Warrant is exercisable, at the option of the Holder, at any time or times after issuance and on or before the Expiration Date (as hereinafter defined), upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit B, and payment of an amount equal to the product of (i) the Preferred Exercise Price times the number of shares of Preferred Stock to be acquired, or (ii) after the Mandatory Conversion, the Common Exercise Price times the number of shares of Common Stock to be acquired.  Payment of the Exercise Price for the Warrant Shares (as hereinafter defined) shall be in lawful money of the United States of America, paid by wired transfer or cashier’s check drawn on a United States bank or pursuant to the terms of Section 9.  In the case of exercise of the Warrant for less than all the Warrant Shares (as hereinafter defined) represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrant Shares (as hereinafter defined).

1.2           The term "Expiration Date" shall mean 5:00 p.m. New York time on June 21, 2012 or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following date which in the State of New York is not a holiday or a day on which banks are authorized to close.

Registration and Transfer on Company Books

2.1           The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the shares of Preferred Stock or, after the Mandatory Conversion, Common Stock, issued upon exercise of the Warrants.

2.2           Prior to due presentment for registration of transfer of this Warrant Certificate, or the shares of Preferred Stock or, after the Mandatory Conversion, Common Stock, issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

2.3           Neither this Warrant nor the shares of Preferred Stock or, after the Mandatory Conversion, Common Stock, issuable upon exercise hereof (the "Warrant Shares") have been registered under the Securities Act of 1933, as amended (the “Act”).  The Company will not transfer this Warrant or issue or transfer the Warrant Shares unless (i) there is an effective registration covering such Warrant or Warrant Shares, as the case may be, under the Act and applicable states securities laws, (ii) it first receives a letter from an attorney, acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed issue or transfer is exempt from registration under the Act and under all applicable state securities laws, or (iii) the transfer is made pursuant to Rule 144 under the Act.  Subject to the foregoing, this Warrant Certificate, the Warrant represented hereby, and the Warrant Shares, may be sold, assigned or otherwise transferred voluntarily by the Holder to officers or directors of the Holder, to members of such persons' immediate families, or to the Holder's parent or subsidiary corporations.  The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney.  Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company.  A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrant Shares evidenced by the Warrant Certificate surrendered.

Reservation of Shares

The Company covenants that it will at all times reserve and keep available out of its authorized Preferred Stock, or, after the Mandatory Conversion, Common Stock, solely for the purpose of issue upon exercise of the Warrant, such number of shares of Preferred Stock or Common Stock as shall then be issuable upon the exercise of the entire Warrant.  The Company covenants that all Warrant Shares shall be duly and validly issued and, upon payment for such shares as set forth herein, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and, with regard to the Common Stock, that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

Loss or Mutilation

Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing the number of Warrant Shares evidenced by the lost, stolen, destroyed or mutilated Warrant Certificate.

Adjustments of Exercise Price and Shares

5.1           In the event of changes in the outstanding Preferred Stock or Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant or the Exercise Price provided herein.

5.2           If at any time or from time to time the holders of all of the shares of Preferred Stock or, after the Mandatory Conversion, Common Stock, of the Company (or the holders of all of the shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall, as a class, have received or become entitled to receive, without payment therefor:

(i)
Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in Section 6.1 above),

(ii)	any cash paid or payable otherwise than as a cash dividend; or

(iii)
Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 6.1 above), then, and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Preferred Stock or, after the Mandatory Conversion, Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Preferred Stock or, after the Mandatory Conversion, Common Stock, as of the date on which holders of Preferred Stock or, after the Mandatory Conversion, Common Stock, received or became entitled to receive such shares or all other additional stock and other securities and property.

F.           Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

Conversion

6.1           In lieu of exercise of any portion of the Warrant as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Preferred Stock or, after the Mandatory Conversion, Common Stock, equal to:  (1) the product of (a) the number of Warrants to be so converted, (b) the number of shares of Preferred Stock or, after the Mandatory Conversion, Common Stock, then issuable upon the exercise of each Warrant and (c) the excess, if any, of (i) the Preferred Stock Market Price Per Share (as determined pursuant to Section 8.3) or, after the Mandatory Conversion, Common Stock Market Price Per Share (as determined pursuant to Section 8.2) with respect to the date of conversion over (ii) the Exercise Price in effect on the business day next preceding the date of conversion, divided by (2) the Preferred Stock Market Price Per Share or, after the Mandatory Conversion, Common Stock Market Price Per Share with respect to the date of conversion.

6.2           The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding.  In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit C.  The Warrants (or so many thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions.  As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate in principal amount equal to the unconverted portion of the Warrant Certificate.

Fractional Shares and Warrants; Determination of Market Price Per Share

7.1           Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Preferred Stock or, after the Mandatory Conversion, Common Stock, in connection with the exercise of Warrants.  Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Preferred Stock or, after the Mandatory Conversion, Common Stock, unless the Holder is exercising the entire Warrant then owned by the Holder.  In such event, the Company shall, upon the exercise of the Warrant, issue to the Holder the largest aggregate whole number of shares of Preferred Stock or, after the Mandatory Conversion, Common Stock, called for thereby upon receipt of the Exercise Price for the entire Warrant and pay a sum in cash equal to the remaining fraction of a share of Preferred Stock or, after the Mandatory Conversion, Common Stock, multiplied by the Preferred Stock Market Price Per Share (as determined pursuant to Section 8.3 below) or, after the Mandatory Conversion, the Common Stock Market Price Per Share (as determined pursuant to Section 8.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

7.2           As used herein, the "Common Stock Market Price Per Share" with respect to any date shall mean the average closing price per share of Company's Common Stock for the ten (10) trading days immediately preceding such date during which the Common Stock has traded.  The closing price for each such day shall be the closing sale price or, in case no such sale takes place on such day, the closing price on the last trading day, in either case on the principal securities exchange on which the shares of Common Stock of the Company are listed or admitted to trading, the last sale price, or in case no sale takes place on any such day, the average of the high and low sales prices of the Common Stock on the Over-the-Counter Bulletin Board (“OTCBB”) or any comparable system, or if the Common Stock is not reported on OTCBB, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.  If such bid and asked prices are not available, then "Common Stock Market Price Per Share" shall be equal to the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

7.3           "Preferred Stock Market Price Per Share" with respect to any date shall mean the Common Stock Market Price Per Share (as determined pursuant to Section 8.2) multiplied by 100.

8.    Notices.

All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

if to the Company to:

ReGen Biologics, Inc.
411 Hackensack Avenue
Hackensack, NJ 07601
Attention: Brion D. Umidi
Telecopy: 201.651.5141

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1650 Tysons Boulevard
McLean, VA 22102
Attention: David C. Main, Esq.
Telecopy: 703.770.7901

if to the Holder to the address set forth on the books of the Company.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this ____ day of February, 2007.

REGEN BIOLOGICS, INC.

By:
Name: Brion D. Umidi
Title: Senior Vice President and Chief
Financial Officer

Attest:

Name:
Title:

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF

SERIES D CONVERTIBLE PREFERRED STOCK

OF

REGEN BIOLOGICS, INC.

ReGen Biologics, Inc., a Delaware corporation (hereinafter called the “Company”), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Company by the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), having obtained the Majority Consent (as defined in the previously filed Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock, the “Original Series D Certificate of Designations”) of the outstanding Series D Convertible Preferred Stock and in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, the Board of Directors has duly adopted the following resolutions:

RESOLVED, that, pursuant to Article FOURTH of the Certificate of Incorporation (which authorizes 60,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”)), the Board of Directors hereby amends the Original Series D Certificate of Designations and fixes the number of shares, powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock to be designated as Series D Convertible Preferred Stock (“Series D Preferred Stock”);

RESOLVED, that each share of such Series D Preferred Stock established hereby shall rank equally in all respects and shall be subject to the following provisions:

1.           Number and Designation.  500,000 shares of the Preferred Stock of the Company shall be designated as Series D Preferred Stock.

2.           Rank. The Series D Preferred Stock shall, with respect to rights on liquidation, dissolution and winding up, (i) rank senior to all classes of the Company’s common stock, $0.01 par value per share (“Common Stock”) and to each other class of capital stock of the Company or series of Preferred Stock established hereafter by the Board of Directors of the Company, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series D Preferred Stock as to rights on liquidation, winding-up and dissolution of the Company (the securities in this clause (i) collectively referred to as “Junior Securities”); (ii) rank on a parity with each other class of capital stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Stock as to rights on liquidation, winding-up and dissolution (the securities in this clause (ii) collectively referred to as “Parity Securities”); and (iii) rank junior to the Company’s Series A Preferred Stock, Series C Preferred Stock and each other class of capital stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank senior to the Series D Preferred Stock as to rights on liquidation, winding-up and dissolution (the securities in this clause (iii) collectively referred to as “Senior Securities”); provided, however, that, except with respect to the Series A Preferred Stock and the Series C Preferred Stock, the Company may not establish a class or series of Senior Securities or Parity Securities unless the Company shall have first obtained the consent of the holders of a majority of the outstanding shares of Series D Preferred Stock (“Majority Consent”) and, if necessary, the consent of the holders of a majority of any other series of Preferred Stock outstanding.  The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights, options, or warrants to subscribe for, purchase, or otherwise acquire Junior Securities, Parity Securities and Senior Securities, and any indebtedness, shares or other securities convertible into or exchangeable for Junior Securities, Parity Securities and Senior Securities as the case may be.

3.           Liquidation Preference.  In accordance with, and upon the occurrence of an event described in, Section 4 below, the holder of each share of Series D Preferred Stock shall be entitled to receive an amount per share equal to $42.00 (which amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series D Preferred Stock) (the “Liquidation Value”), plus any declared but unpaid dividends accrued through such date.

4.           Liquidation Rights.  (a)  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities and after and subject to the payment in full of all amounts required to be distributed to the holders of the Senior Securities in the event of any liquidation, dissolution, dissolution or winding up of the Company, the holder of each share of Series D Preferred Stock and any Parity Securities shall be entitled to receive an amount per share equal to the Liquidation Value of such share on the date of distribution, and such holders shall not be entitled to any further payment; provided, however, that upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable after payment in full of the Senior Securities shall be insufficient to pay in full the preferential amount aforesaid to the Series D Preferred Stock and the liquidating payments on any Parity Securities, then the assets of the Company, or the proceeds thereof, shall be distributed among the holders of shares of Series D Preferred Stock and any such Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series D Preferred Stock and any such Parity Securities if all amounts payable thereon were paid in full.

(b)           Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series D Preferred Stock, as provided in this paragraph 4, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid and distributed to holders of capital stock of the Company.

(c)           Notwithstanding anything to the contrary, in the event of a sale by the Company of all or substantially all of its assets, or a merger or consolidation of the Company as a result of which the stockholders of the Company own less than 50% of the surviving entity, each holder of shares of the Series D Preferred Stock shall be entitled to treat such event as a liquidation of the Company and to demand that the Company pay such holder the Liquidation Value of all, but not less than all, of such holder’s shares of Series D Preferred Stock upon the surrender of such Series D Preferred Stock to the Company.

5.           Voting Rights. The holders of record of shares of Series D Preferred Stock shall be entitled to the following voting rights:

(a) those voting rights required by applicable law (including the right to vote as a separate class when required by law); and

(b) the right to vote together with the holders of the Common Stock on an “as converted basis” upon any matter submitted to such holders for a vote.

(c) (i) Each issued and outstanding share of the Series D Preferred Stock shall be entitled to one vote if entitled to vote as a separate class and the holders of a majority in interest of the Series D Preferred Stock entitled to vote shall bind the entire class of Series D Preferred Stock.  The Company shall give the holders of the Series D Preferred Stock at least 10 days’ prior notice of any matter to be submitted to such holders for a vote as a separate class.

(ii) If the holders of the Series D Preferred Stock are voting together with the holders of the Common Stock, each holder of the Series D Preferred Stock shall be entitled to such number of votes equal to the whole number of shares of Common Stock which would be issuable upon conversion of such holders’ shares of Series D Preferred Stock immediately after the close of business on the record date established by the Company for a stockholders’ meeting or if no such date is established, the date immediately preceding the date of the stockholders’ written consent in lieu of a meeting.  The Company shall give the holders of the Series D Preferred Stock the same notice it gives to the holders of Common Stock on issues on which the Series D Preferred Stock and Common Stock vote together and if the action is to be taken by written consent, at least one business day prior to the date of this written consent.

6.           No Preemptive Rights.  The holders of Series D Preferred Stock shall have no preemptive rights.

7.           Conversion.

(a) Mandatory Conversion.  Each outstanding share of Series D Preferred Stock shall, subject to adjustment in accordance with paragraph 7(f) below, be converted into One Hundred (100) shares of Common Stock automatically, and without further action by any party, immediately (i) at such time as the Company’s certificate of incorporation is amended (the “Certificate Amendment”) to increase the number of authorized shares of Common Stock of the Company sufficient to permit the issuance of that number of shares of Common Stock into which all issued and outstanding shares of Series D Preferred Stock are convertible, after taking into account all other shares of Common Stock outstanding or required to be issued upon the conversion of any preferred stock of the Company or exercise of any options or warrants authorized by the Company, or (ii) upon the effectiveness of a reverse stock split of the currently issued and outstanding shares of Common Stock of the Corporation in accordance with a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, in the form to be prepared, presented to and approved by the Stockholders of the Corporation in accordance with the Delaware General Corporation Law (the “Reverse Split”) such that, upon the effectiveness of the Reverse Split there are sufficient shares of Common Stock outstanding to permit the issuance of that number of shares of Common Stock into which all issued and outstanding shares of Series D Preferred Stock are convertible, after taking into account all other shares of Common Stock outstanding or required to be issued upon the conversion of any preferred stock of the Company or exercise of any options or warrants authorized by the Company (each of (i) and (ii) a “Conversion Event”).

(b)           (i) Unless the shares issuable on conversion pursuant to this paragraph 7 are to be issued in the same name as the name in which such shares of Series D Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or the holder’s duly authorized attorney, and an amount sufficient to pay any transfer or similar tax subject to subsection (d) below for such transfer.

(ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series D Preferred Stock as aforesaid, the Company shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 7.

(iii) All shares of Common Stock delivered upon conversion of the Series D Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

(c)           (i) The Company covenants that, subject to the provisions of this paragraph 7 and the occurrence of a Conversion Event, it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversion of the Series D Preferred Stock.

(ii) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series D Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations that require action to be taken by the Company.

(d) The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series D Preferred Stock pursuant hereto.

(e) In connection with the conversion of any shares of Series D Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Company shall round up any fractional shares to the nearest whole number of shares of Common Stock if the fraction is 0.5 or above and round down if the fraction is below 0.5.

(f) (i) In case the Company shall at any time after the date of issue of the Series D Preferred Stock declare a dividend or make a distribution on Common Stock payable in Common Stock, subdivide or split the outstanding Common Stock, combine or reclassify the outstanding Common Stock into a smaller number of shares or consolidate with, or merge with or into, any other entity, or engage in any reorganization, reclassification or recapitalization that is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock, then the kind and amount of stock, securities, cash or other assets issuable upon conversion of the Series D Preferred Stock in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization shall be adjusted so that the conversion of the Series D Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or securities, cash and other assets that, if the Series D Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization.  Such adjustment shall be made successively whenever any event listed above shall occur.

(ii) All calculations under this paragraph 7(f) shall be made to the nearest four decimal points.

(iii) In the event that, at any time as a result of the provisions of this paragraph 7(f), the holder of the Series D Preferred Stock upon subsequent conversion shall become entitled to receive any securities other than Common Stock, the number and kind of such other securities so receivable upon conversion of the Series D Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(g)The holders of Series D Preferred Stock shall be notified of all adjustments pursuant to this paragraph 7 promptly following the making thereof and such notice shall be accompanied by a schedule of computations of the adjustments.

8. Amendments and Other Actions.  So long as shares of Series D Preferred Stock are outstanding, the Company shall not, without first obtaining the Majority Consent (by vote or written consent) of Series D Preferred Stock, alter or change the rights, preferences or privileges of the Series D Preferred Stock or any other capital stock of the Company so as to adversely affect the Series D Preferred Stock.  Notwithstanding the foregoing, and unless otherwise required by applicable law, the Company when authorized by resolutions of its Board of Directors may amend or supplement its Certificate of Incorporation without the consent of any holder of Series D Preferred Stock or any holder of Common Stock to cure any ambiguity, defect or inconsistency in this Certificate of Designations that establishes the Series D Preferred Stock.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT B

NOTICE OF EXERCISE

To:	ReGen Biologics, Inc.
	411 Hackensack Avenue	______________, 20_____
Hackensack, NJ 07601

The undersigned hereby irrevocably elects to purchase, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrant Shares of the total number of Warrant Shares issuable to the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of $___________ in payment in full of the aggregate Exercise Price of such shares.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

Name of Holder

Signature

Address:

EXHIBIT C

NOTICE OF CONVERSION

To:	ReGen Biologics, Inc.
	411 Hackensack Avenue	______________, 20_____
Hackensack, NJ 07601

The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _______ Warrant Shares of the total number of Warrant Shares issuable to the undersigned pursuant to the accompanying Warrant Certificate into shares of the Preferred Stock /Common Stock (circle one) of the Company (the "Shares").

The number of Shares to be received by the undersigned, calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate, is ________________.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

Name of Holder

Signature

Address: